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                                                                     EXHIBIT 4.5


                             SUBSCRIPTION AGREEMENT





Karts International Incorporated
109 North Park Boulevard, Suite 210
Covington, Louisiana  70433


Gentlemen:

         The undersigned (the "Investor") hereby subscribes for _______________ investment unit(s) ("Units") in Karts International Incorporated (the "Corporation"), a Nevada corporation, at an offering price of $3.50 each, with each Unit consisting of (i) one (1) share of common stock and (ii) twenty (20) Class A Warrants, each Class A Warrant to purchase one share of common stock at a price of $3.50 per share for a period of 3 months after the close of the Private Offering.

         1. Subscription Payment. As full payment for this subscription, simultaneously with the execution hereof the Investor is delivering his/her/its check payable to the order of the Corporation in the amount set forth in paragraph 13 below.

         2. Representations of the Investor. The Investor hereby represents and warrants to the Corporation as follows:

                 2.1 Investment Intent. The Units purchased by the Investor are being acquired for investment for such Investor's own account, not as a nominee or agent, and not for resale or with a view to the distribution of any part thereof.

                 2.2 Suitability as an Investor. The Investor, together with its or his investment advisor, if any, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of an investment in the Units; the Investor has the ability to bear the risk of loss of the Investor's entire investment in the Corporation; the Investor's investment in the Units does not represent a material investment when compared to the Investor's total financial capacity; and the Investor has the capacity to protect the Investor's own interests in connection with the transactions contemplated by this Agreement.

                 2.3 Nature of Investment. The Investor hereby acknowledges his understanding that the Units are not being registered or qualified under the Securities Act of 1933, as amended (the "Act"), or any state securities laws, on the grounds that the issuance and sale of the Units to the Investor is exempt under Section 4(2) of the Act and/or Regulation D promulgated
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thereunder as not involving a public offering, and that there will be no public market for the Units or the underlying securities comprising the Unit, other than sale and issuance to New York residents, to which a qualified exemption exists. The Investor is aware that the Units and the underlying securities must be held indefinitely unless they are subsequently registered or an exemption from such registration is available and that the Corporation is under no obligation to register the Units or the underlying securities or take any step to enable it to secure or an exemption from registration, nor does it presently have any intention to do so. However, as of the date hereof, such an exemption presently exists under Rule 504 of Regulation D.

                 2.4 Requisite Authority. All action on the part of the Investor necessary for the acquisition of the Units and the consummation of the transactions contemplated herein has been duly and validly taken, and this Agreement is a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and by equitable principles of general application which may limit the availability of certain equitable remedies, such as specific performance.

                 2.5 Risk Factors. The Investor is aware of and understands the high degree of risk associated with an investment in the Corporation.

                 2.6 Full Access to Information. The Investor (i) has had the full opportunity to ask questions of, and receive answers from, the Corporation (or its executive officers and other persons acting on its behalf) regarding the terms and conditions of the offering and this Agreement, the Units and any other documents and materials delivered to it, and the transactions contemplated thereby, as well as the business, operations and affairs of the Corporation and related matters, (ii) has not relied on any information in connection with this investment other than that provided to it in writing by the Corporation or contained in its books and records, and (iii) has had all such questions answered and all such review concluded to the Investor's full satisfaction.

                 2.7 Corporate Entity. If the Investor is an entity such as a corporation, partnership or trust, (i) it is authorized and otherwise duly qualified to purchase and hold Units in the Corporation, has its principal place of business as set forth on the signature page hereof, (ii) has not been formed for the specific purpose of acquiring Units in the Corporation unless all of its equity owners qualify as accredited individual investors, and (iii) the individual signing the Agreement on such entity's behalf is duly authorized to sign this Agreement.

         3. Representations of the Corporation. The Corporation hereby represents and warrants to the Investor that:

                 3.1 Due Authorization. The execution, delivery and performance by the Corporation of this Agreement has been duly authorized by all required corporate action on the part of the Corporation. The Units have been duly authorized and, upon the execution and delivery of this Agreement by the Investor and the Corporation, the shares of Common Stock comprising the Units shall be validly issued, fully paid and non-assessable and the shares of Common Stock underlying the Warrants, when paid for in accordance with the terms thereof, shall be validly issued, fully paid and non-assessable.





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                 3.2  Organization and Authority.  The Corporation is a
corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own its properties and to carry on its business as currently conducted.

                 3.3 No Violations. The Corporation is not in violation or default under, nor will its execution, delivery and performance of this Agreement result in a violation of or constitute a default under, its Certificate of Incorporation or By-Laws or any material instrument of indebtedness, mortgage or security agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except such violations or defaults which would not have a material adverse effect on its business or financial condition.

         4. Indemnification. The Investor agrees to indemnify and hold harmless the Corporation and its officers, directors, employees, representatives, agents and affiliates against any and all loss, liability, claim damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach of a representation or warranty or failure by the Investor to comply with any covenant or agreement made by the Investor herein or in any other document furnished by the Investor to the Corporation in connection with this transaction.

         5. Survival of Representations, Warranties or Covenants. The representations, warranties, and covenants contained herein shall survive the delivery of, and payment for, the Units and the consummation of the transactions contemplated hereby.

         6. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given, if mailed by certified mail, return receipt requested, or delivered against receipt of the party to whom it is to be given (a) if to the Corporation, at the address set forth above, or (b) if to the Investor, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof except for a notice changing a party's address, which shall be deemed given at the time of receipt thereof.

         7. Unenforceability. If any provision of this Agreement, or portion hereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision, or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision, or portion thereof.

         8. Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

         9. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.





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         10.     Governing Law.  Except to the extent that the Nevada General
Corporation Law shall be applicable with respect to matters relating to the internal corporate affairs of the Corporation, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within the State of New York.

         11. Jurisdiction. The Investor hereby consents and submits to the exclusive jurisdiction of the courts of the State of New York in New York City and of the Federal courts located in the Southern District of New York with respect to any action, dispute or controversy relating to this Agreement or the Units. The Investor also hereby waives personal service of any and all process upon the Investor, and agrees that all such service of process may be made by registered mail directed to the Investor at the address provided in Section 6 hereof and that service so made shall be deemed to be completed three (3) business days after the same shall have been deposited in the United States mails, postage prepaid. The Investor and the Corporation waive trail by jury and waive any objection to venue of any action instituted hereunder and consent to the granting of such legal or equitable relief as is deemed appropriate by the court.

         12. Headings. The section and other headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.





                             (Intentionally Blank)





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         13.     Subscription and Method of Payment.  The Investor hereby
subscribes for _______________ Units at $3.50 per Unit for an aggregate price of $_________________, and encloses a certified check or money order payable to "Karts International Incorporated" in the amount of $_______________.


                                  __________________________________________
                                  Signature of Investor

                                  __________________________________________
                                  Print or Type Name

                                  __________________________________________
                                  Title, if applicable

                                  Address of Investor:

                                  __________________________________________

                                  __________________________________________

                                  Taxpayer Identification or Social Security
                                  Number of Investor:

                                  __________________________________________


The foregoing subscription is hereby accepted by the Corporation this ______ day of ___________, 1996 for _____________ Unit(s).


                                  KARTS INTERNATIONAL INCORPORATED




                                  __________________________________________
                                  V. Lynn Graybill, President





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